SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 1, 1997


                         HANGER ORTHOPEDIC GROUP, INC.
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            (Exact name of Registrant as specified in its charter)


                 Delaware               1-10670         84-0904275
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       (State or other jurisdiction   (Commission     (IRS Employer
           of incorporation)          File Number)    Identification
                                                         Number)


            7700 Old Georgetown Road, Bethesda, Maryland    20814
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              (Address of principal executive offices)    (zip code)


      Registrant's telephone number, including area code: (301) 986-0701



                                Not Applicable
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         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On April 1, 1997, Hanger Prosthetics & Orthotics, Inc. ("HPO"), a wholly-owned subsidiary of Hanger Orthopedic Group, Inc. (the "Company"), acquired substantially all of the assets of ACOR Orthopaedic, Inc. ("Acor"), a company primarily engaged in providing orthotic and prosthetic patient care services in the central Ohio area and headquartered in Cleveland, Ohio.

     Substantially all of the assets of Acor were acquired by the Company, through HPO, pursuant to the terms of an Asset Purchase Agreement, dated as of March 26, 1997 (the "Agreement"), by and between HPO, Acor, and Jeff Alaimo, Greg Alaimo and Mead Alaimo (collectively, the "Shareholders"). The aggregate purchase price paid by the Company to Acor under the Agreement was $5,364,200, consisting of $3,500,000 in cash, $1,700,000 in a two-year promissory note bearing interest at 8.25% per annum and $164,200 in a two-year promissory note bearing no interest. The purchase price is subject to increase in the event the business conducted by the Company with the purchased assets exceeds at least $4,800,000 in net revenues in each of the five years immediately following the closing of this acquisition. The Company also assumed certain liabilities of Acor, including Acor's leases at its four offices located in South Euclid, Westlake, Willoughby and Canton, Ohio. A copy of the Agreement is filed as an exhibit to this report. The Company's acquisition loan facility with Banque Paribas was used to finance the purchase of the Acor assets.

     The Company plans to continue to employ Acor's 50 employees, of whom 10 are certified orthotists and prosthetists, 12 are technicians and 28 are administrative employees. The Company plans to maintain the assets purchased and related operations at Acor's four current locations in South Euclid, Westlake, Willoughby and Canton, Ohio, under leases assumed by the Company in this transaction.


Item 5.  Other Events

     On March 5, 1997, the Company purchased substantially all the assets of Prosthetic Treatment Center, Inc., a Tennessee corporation with one patient-care facility located in Kingsport, Tennessee. The acquisition did not involve a "significant amount of assets" within the meaning of Instruction 4 to Item 2 of Form 8-K. The total purchase price was $500,000, of which $250,000 was paid in cash at the closing and the balance of $250,000 was represented by a 5-year promissory note bearing interest at the rate of 8% per annum. This purchase price is subject to a reduction of $100,000, which will be deducted from the promissory note, in the event the net sales of the business to be conducted with these purchased assets do not exceed $600,000 for the 12-month


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

period immediately following the closing. The patient-care facility will be managed by a certified prosthetist who is being transferred from the Company's existing facility located in Knoxville, Tennessee. The Company also retained and employed 2 technicians and 1 administrative employee from the seller's business.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired.

     (b) Pro Forma Financial Information.

     In accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements of Acor called for by Item 7(a) of Form 8-K and Rule 3-05 of Regulation S-X, and the pro forma financial information called for by Item 7(b) of Form 8-K and Article XI of Regulation S-X, will be filed by amendment as soon as practicable but not later than June 16, 1997.

     (c) Exhibits.  The following exhibit is filed herewith in accordance with
Item 601 of Regulation S-K:


         Exhibit No.                    Document

          2                             Asset Purchase Agreement,  dated as of
                                        March 26, 1997, by and between  Hanger
                                        Prosthetics  & Orthotics,  Inc.,  Acor
                                        Orthopaedic,  Inc.,  and Jeff  Alaimo,
                                        Greg Alaimo and Mead Alaimo.


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

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: April 15, 1997              HANGER ORTHOPEDIC GROUP, INC.


                                  By:/s/RICHARD A. STEIN
                                     ------------------------
                                     Richard A. Stein
                                     Vice President-Finance,
                                      Secretary and Treasurer